Exhibit 10.59
DEBT ASSUMPTION NOTE

$5,000,000	Hopewell, Virginia
July 26, 2007
FOR VALUE RECEIVED, the undersigned, Regional Enterprises, Inc., a Virginia corporation (“Borrower”), hereby unconditionally promises to pay to the order of Rio Vista Energy Partners L.P., a Delaware limited partnership (the “Lender”), at c/o RZB Finance LLC, 1133 Avenue of the Americas, New York, NY 10036, or at such other place as Lender may direct in writing, the principal amount of Five Million United States Dollars (US$5,000,000) payable on (i) DEMAND (the “Maturity Date”), as such date may be extended by the Lender, or (ii) the date of any payment made under the Note, as hereinafter defined.
This Debt Assumption Note is issued pursuant to a Debt Assumption Agreement dated as of even date herewith between the Lender and Borrower. Until the termination of the Debt Assumption Agreement, all payments due to the Lender under this Debt Assumption Note shall be paid to RZB Finance LLC.
This Debt Assumption Note, together with interest hereon and other charges due, shall be due and payable on the same dates and in the same amounts as payments (including mandatory prepayments) are due under, and shall bear interest at the same rate or rates as set forth in, that certain Note of even date herewith in the original principal amount of $5,000,000 made by the Lender and payable to the order of RZB Finance LLC (as the same may be modified, extended or renewed, the “Note”), issued by the Lender pursuant to the terms of a Loan Agreement of even date herewith between the Lender and RZB Finance LLC (as the same may be modified, extended or renewed, the “Loan Agreement”). Reference is hereby made to the Loan Agreement for provisions relating to interest rates, prepayment, default, default interest and acceleration of the Note. In the event of any modification or amendment to the Note (which shall include any note given in substitution, extension, renewal or refinancing of the Note), Borrower agrees to execute and deliver to the Lender a conforming amendment or modification to this Debt Assumption Note, or a conforming new note in substitution, extension, renewal or refinancing of this Debt Assumption Note.
The final payment on the Maturity Date shall equal the entire principal balance outstanding hereunder on such date, and Borrower agrees to pay interest on the unpaid principal amount hereof for the period commencing on the date hereof until payment in full at the rates per annum and on the dates set forth in the Note.
Interest on this Debt Assumption Note shall be computed on the daily principal balance on the basis of a 360 day year for the actual number of days elapsed in the period during which it accrues.
Borrower may, at any time upon not less than three (3) Business Days’ prior notice to Lender prepay this Debt Assumption Note in whole or in part. Each prepayment shall be permanent and irrevocable and shall be accompanied by a payment of all interest accrued through and including such date.

All prepayments provided for in this Debt Assumption Note shall be without premium or penalty. All voluntary prepayments shall be in integral multiples of $50,000 or the outstanding principal balance of this Debt Assumption Note. Once prepaid, whether in whole or in part, the prepaid amount of this Note may not be reborrowed. All prepayments of this Debt Assumption Note or any portion thereof shall be made together with payment of all interest accrued on the amount repaid through the date of such prepayment. Prepayments of a LIBOR Loan (as defined in the Loan Agreement) may be made only on the last day of the Interest Period (as defined in the Loan Agreement) applicable to such Loan, unless Lender otherwise agrees.
Payments of both principal and interest on this Debt Assumption Note are to be made in United States Dollars and in immediately available funds. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day, and such extension of time shall be included in the computation of the amount of interest or fees due hereunder.
This Debt Assumption Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or the Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.
Borrower shall pay all costs and expenses of collection, including, without limitation, reasonable attorneys’ fees and disbursements, incurred by the Lender in connection with collection or enforcement of this Debt Assumption Note.
BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED HEREBY, THIS            DEBT ASSUMPTION            NOTE, OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.
Except to the extent such waiver is prohibited by law, Borrower waives presentment, demand and protest and notice of presentment, demand, protest and non-payment and any other notice of any kind in connection with this Debt Assumption Note.
[Signature page follows]

THIS DEBT ASSUMPTION NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS RULES PERTAINING TO CONFLICTS OF LAWS.

Regional Enterprises, Inc.
By:	/s/ Ian T. Bothwell
Name:	Ian T. Bothwell
Title:	President

[Signature page to Debt Assumption Note]

ALLONGE TO NOTE
This Allonge to a certain note (the “Debt Assumption Note”) dated July 26, 2007 in the original principal amount of $5,000,000.00 made by Regional Enterprises, Inc., a Virginia corporation, and payable to the order of Rio Vista Energy Partners L.P., provides:

PAY TO THE ORDER OF RZB FINANCE LLC

Rio Vista Energy Partners L.P.,
a Delaware limited partnership

By:	Rio Vista GP LLC,
its sole general partner

By: By:	/s/ Ian T. Bothwell	Date: July 26, 2007

Acting Chief Executive Officer
This Allonge shall be physically attached to the Debt Assumption Note